Form of Bride Loan Warrant October 2005
EX-4.4

EXHIBIT 4.4

NEITHER THE WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF ("WARRANT SHARES"), HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND NEITHER THE WARRANT NOR THE WARRANT SHARES MAYBE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION FROM ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WORLDWIDE EXCELLENCE, INC.

(A Delaware Corporation)

WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME THREE (3) YEARS AFTER THE COMMENCEMENT DATE

WARRANT TO PURCHASE SUCH NUMBER OF SHARES OF THE COMPANY AS SHALL UPON THE CLOSING (AS DEFINED BELOW)

BE EQUAL TO FIFTY THOUSAND (50,000) SHARES

OF

COMMON STOCK, $.001 PAR VALUE OF MFC DEVELOPMENT CORP.

WORLDWIDE EXCELLENCE, INC., a Delaware corporation (the "Company"), hereby certifies that VICTOR BRODSKY("Holder"), or Holder's successors and assigns, for value received, is entitled to purchase from the Company commencing on NOVEMBER 1, 2005(the "Commencement Date") and until 5:00 p.m., New York City local time, three (3) years after the Commencement Date (the "Term"), such number of shares of common stock, par value $.01 of the Company as shall upon the closing of the transaction (the "Closing") set forth in the Acquisition Agreement dated as of July 29, 2005 by and among the Company, the current stockholders of the Company and MFC Development Corp. ("MFC") be equal to FIFTY thousand (50,000) shares (each, a "Warrant Share") (for each dollar invested in the Notes, the Holder is entitled to a warrant to purchase one Warrant Share) of common stock, $.001 par value per share (the "MFC Common Stock"), of MFC, at a purchase price of $1.00 per share (the "Exercise Price").

1.

Exercise of Warrants.  Upon thirty (30) days written notice, and then upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, together with payment of the Exercise Price by certified check or official bank check in the applicable amount at the office of Gersten Savage LLP, counsel to the Company, at 600 Lexington Avenue, New York, New York 10022, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the

Warrant Shares being purchased. This Warrant Certificate may be exercised in whole or in part (but not for less than 10,000 Warrant Shares, except with respect to the final exercise) and, in case of the exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Warrant Shares as to which this Warrant Certificate has not been exercised.

2.

Exchange.  At any time prior to the exercise hereof, upon presentation and surrender to the Company, this Warrant Certificate may be exchanged, alone or with other Warrant Certificates of like tenor registered in the name of the Holder, for another Warrant Certificate or other Warrant Certificates of like tenor in the name of the Holder exercisable for the same aggregate number of Warrant Shares as the Warrant Certificate or Warrant Certificates surrendered.

3.

Rights and Obligations of Warrant Holders.  The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, if any Warrant Shares are issued to the Holder upon exercise of a portion or all of the Warrants represented hereby, such Holder shall, for all purposes, be deemed to have become the Holder of record of such stock on the date upon which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered, regardless of the date of delivery of such share certificate, except that if upon the date of surrender of such Warrant Certificate the transfer books for the shares of common stock of the Company shall be closed, the Holder shall not be deemed to have become the Holder of record of such stock until the date upon which such books shall be opened. Unless required by law or applicable rule of any national securities exchange, such transfer books shall not be closed at any one time for a period longer than thirty (30) days. The rights of the Holder are limited to those expressed herein and the Holder, by acceptance of this Warrant Certificate, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, but not limited to, all the obligations imposed upon the Holder hereof by this Article "3" of this Warrant Certificate. In addition, the Holder, by accepting this Warrant Certificate, agrees that the Company may, prior to any presentation for registration or transfer, deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true and lawful owner for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

4.

Warrant Shares/Legend.  The Company agrees that all Warrant Shares delivered upon exercise of this Warrant Certificate will, upon delivery, be duly authorized, validly issued, fully paid and nonassessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of shares of Common Stock sufficient to permit the exercise in full of all outstanding Warrants. The following legend shall appear on this Warrant Certificate any substitute Warrant Certificate and on any certificate evidencing any Warrant Shares which the Holder will receive upon its exercise:

NEITHER THE WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF ("WARRANT SHARES"), HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND NEITHER THE WARRANT NOR THE WARRANT SHARES MAYBE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION FROM ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

5.

Disposition of Warrant Certificates or Warrant Shares.  The Holder of this Warrant Certificate and any transferee hereof or of the Warrant Shares, by their acceptance thereof, hereby agree that (a) no public distribution of the Warrant or the Warrant Shares will be made in violation of the provisions of the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being collectively referred to as the "Act") and (b) during such period as delivery of a prospectus with respect to the Warrants or the Warrant Shares may be required by the Act, any public distribution of the Warrants or Warrant Shares will be preceded or accompanied by, and made in a manner or on terms set forth in, a prospectus meeting the requirements of Section 10 of the Act, or any future law, and in compliance with all applicable state laws. The Holder of this Warrant Certificate and any such transferee hereof further agree that if any distribution of any of the Warrants or Warrant Shares is proposed to be made by them, otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act as set forth above, such action shall be taken only after submission to the Company of an opinion of counsel, satisfactory in form and substance to the Company's counsel, in its sole and absolute discretion, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrant Certificate or Warrants Shares that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

6.

Registration.

The Company further covenants and agrees to use its best efforts to register the Warrant Shares in accordance with a separate Registration Rights Agreement by and among the Company and the Warrant Holders.

7.

Adjustments.

(a)

Subject and pursuant to the provisions of this Article "7" of this Warrant Certificate, the Exercise Price, the Warrants and the Warrant Shares, subject to the Warrant Certificate, shall be subject to adjustment from time to time as follows:

(i)

If the Company shall hereinafter (A) pay a dividend or make a distribution on its common stock, in common stock or any other shares of stock, (B) subdivide its outstanding common stock into a greater number of shares, (C) combine its outstanding common stock into a smaller number of shares, or (D) issue any common stock by reclassification of its common stock, then and in such event, there shall be a proportional adjustment in the Exercise Price and in the number of Warrant Shares issuable upon exercise of each Warrant so that the registered Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of MFC Common Stock, at the same aggregate cost, that he would have received immediately following such action had such Warrant been exercised immediately prior thereto. Any adjustment made pursuant to this subparagraph "(i)" of this Paragraph "(a)" of this Article "7" of this Warrant Certificate shall become effective immediately after the record date in the event of a dividend or distribution and shall become effective immediately after the effective date in the event of a subdivision, combination, or reclassification.

(ii)

No adjustment in the securities issuable shall be made unless such adjustment would require an increase or decrease of at least ten (10%) percent in both the number of shares otherwise issuable and the Exercise Price; provided, however, that any adjustments that, by reason of this subparagraph "(ii)" of this Paragraph "(a)" of this Article "7" of this Warrant Certificate, are not required to be made shall be carried forward and accounted for in connection with the calculation of any subsequent adjustments, if any. All calculations under this Article "7" of this Warrant Certificate shall be made to the nearest one-hundredth (1/100) of a share but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant.

(iii)

If as a result of an adjustment made pursuant to subparagraph "(i)” of this Paragraph "(a)" of this Article "7" of this Warrant Certificate, the registered Holder of any Warrant shall become entitled to receive any securities of the Company other than Warrant Shares, the number of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in subparagraphs "(i)" through "(iii)" of this Paragraph "(a)" of this Article "7" of this Warrant Certificate.

(b)

In the event of (i) any reclassification or change of outstanding \\'arrant Shares or other securities issuable upon exercise of the Warrants (other than a change in par value or as a result of a subdivision or combination), or (ii) any consolidation or merger of the Company with or into another corporation or company (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the then outstanding Warrant Shares or other securities issuable upon exercise of the Warrants other than a change in par value or a subdivision or combination of the Warrant Shares), or (iii) any sale or conveyance to another corporation of all or substantially all of the Company's assets, then, as a condition of such reclassification, change, consolidation, merger, sale, or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provisions whereby the registered Holder of each Warrant then outstanding shall receive, on exercise of such Warrant, the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article "7" of this Warrant Certificate.

(c)

Before taking any action that would cause an adjustment increasing the then par value of the Warrant Shares issuable upon exercise of the Warrants above the Exercise Price, the Company shall have the right to take any corporate action that may, in the opinion of its counsel, be necessary so that the Company may validly and legally issue fully paid and nonassessable shares of common stock at such adjusted Exercise Price.

(d)

(i) Upon any adjustment of the Exercise Price required to be made pursuant to this Article "7" of this Warrant Certificate, within 30 days thereafter the Company shall cause to be mailed to each of the holders of the Warrants written notice thereof stating the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable or the kind and amount of any securities or property purchasable upon exercise of a Warrant, as the case may be, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment. Such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of Subparagraph "(ii)" of this Paragraph "(d)" of this Article "7" of this Warrant Certificate.

(ii)

If at any time (A) the Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock; or (B) the Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or (C) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with another corporation (other than a merger in which the Company is the continuing corporation, and which does not result in any reclassification or change of the then outstanding Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value or a subdivision or combination of such shares); or (D) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in anyone or more of said events, the Company shall cause to be mailed to each of the holders of outstanding Warrants, at the earliest practicable time (and in any event not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution of, or grant of subscription rights, or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation, or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the record holders of the Common Stock shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding-up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding-up of the Company, the right to exercise the Warrants shall terminate).

(iii)

Without limiting the obligation of the Company to provide notice to the holders of the Warrants of corporate actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.

(e)

The number of shares of Common Stock outstanding at any given time shall not include treasury shares and the issue or sale of any such treasury shares shall be considered an issuance or sale of Common Stock for the purposes of this Article "7" of this Warrant Certificate.

(f)

Notwithstanding any provision herein to the contrary, no adjustment to either Exercise Price or in the number of Warrants or Warrant Shares subject to this Warrant Certificate shall be made pursuant to this Article "7" of this Warrant Certificate upon or by virtue of

(i)

the issuance or sale by the Company of the Warrants or the Warrant Shares issuable upon exercise of the Warrants;

(ii)

the Company's granting of employee stock purchase options or the issuance of Common Stock pursuant thereto;

(iii) the issuance by the Company of any of its securities in connection with the acquisition of another business, company or property; or

(iv)

a private or public offering of the Company's securities.

(g)

If the Company, after the date hereof, shall take any action affecting the shares of its common stock, other than action described in this Article "7" of this Warrant Certificate, which, in the good faith opinion of the Board of Directors of the Company, would materially affect the rights of the Holder of the Warrants, then the Exercise Price and the numbers of Warrant Shares obtainable upon exercise of the Warrants shall be adjusted in such manner, if any, at any such time as the Board of Directors of the Company, in good faith, may determine to be equitable in the circumstances. failure of the Board of Directors of the Company to consider (in minutes or a unanimous consent) an adjustment prior to the effective date of any action by the Company affecting the Common Stock shall be conclusive evidence that the Board of

Directors of the Company has determined that no adjustment be made in the circumstances.

(h)

The form of the Warrant Certificate need not be changed because of any change pursuant to this Article "7" of this Warrant Certificate and any Warrant Certificate issued after such change may state the same Exercise Price and the same number of shares as is stated in this Warrant Certificate.

8.

Survival.  The various rights and obligations of the Holder hereof and of the Company as set forth in Articles "3", "4", "5", and “6” of this Warrant Certificate shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate. The holders of the Warrants shall, if requested by the Company, deliver to the Company their written acknowledgment of their continuing obligations under said Article.

9.

Notice.

  All notices required by this Warrant Certificate to be given or made by either party to this Warrant Certificate must be in writing and must be either (i) personally delivered or (ii) mailed by either certified or registered first class mail, return receipt requested, postage prepaid, or generally recognized overnight courier with confirmation of delivery; addressed to the registered holder hereof at the address of such holder as shown on the books of the Company and addressed to the Company as follows:

To the Company:

Worldwide Excellence, Inc.

11872 La Grange Avenue

Los Angeles, California  90025

Attention: Mr. Jeffrey S. Edell, President/CEO

Facsimile No.: (310) 575-4044

With copy to:

Gersten Savage LLP

600 Lexington Avenue, 9th Floor

New York, NY 10022

Attn.: Jay Kaplowitz, Esq.

Facsimile No.: (212) 980-5192

or in each case to such other address as shall have last been furnished by like notice.  Each Notice shall be deemed given and effective upon receipt (or refusal of receipt).

10.

Binding Effect.  This Warrant Certificate and the obligations of the parties contained herein shall be binding upon and inure to the benefit hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

11.

Waiver.  Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Warrant Certificate shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and the failure of any party to insist in anyone or more cases upon the performance of any of the provision, covenants, or conditions of this Warrant Certificate or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, and no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

12.

Entire Agreement.

This Warrant Certificate constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, and written with respect to the subject matter hereof.

13.

Loss or Destruction.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company, or in the event of such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

14.

Successors.  This Warrant Certificate shall be binding upon the Company and its successors.

15.

Further Action.  The Company agrees to execute any and all instruments and documents, and to take any and all such further actions reasonably required to effectuate this Warrant Certificate and the intents and purposes hereof.

16.

Governing Law.  This Warrant Certificate shall be construed, governed, applied and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws. Each of the parties hereto consents to the jurisdiction of the courts of the State of New York and/or the United States District Court for the Southern District of New York.

17.

Company’s Right to Redeem.  The Warrants subject to this Warrant Certificate are redeemable, at the option of the Company, at a redemption price of $0.10 per Warrant Share exercisable thereby in the event that the Company’s Common Stock has a closing bid price of at least $3.00 for twenty (20) consecutive trading days immediately preceding the notice of redemption; provided, that a registration statement covering the Warrant Shares is then currently effective.

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant Certificate as of the 1st day of NOVEMBER , 2005.

ATTEST:

WORLDWIDE EXCELLENCE, INC.

___________________

By: _____________________________

       Jeffrey S. Edell, President and CEO

Holder:

__________________________

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant Certificate)

FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfers unto ____________the right to purchase such number of shares of common stock, par value $.01 of WORLDWIDE EXCELLENCE, INC. (the "Company") as shall upon the closing of the transaction set forth in the Acquisition Agreement dated as of July 29, 2005 (the "Acquisition Agreement") by and among the Company, the current stockholders of the Company and MFC Development Corp. ("MFC") be equal to _____________ shares of the common stock, par value $.001 per share of MFC, evidenced by the attached Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute to transfer and appoint _______________ to transfer the said right on the books of said Company with full power of substitution in the premises.

Dated: _________________

____________________________

Signature

____________________________

Print Name

PURCHASE FORM

To: WORLDWIDE EXCELLENCE, INC.

The undersigned hereby irrevocably elects to exercise the Warrants as represented by the attached Warrant Certificate to the extent of__________Warrant Shares, and hereby tenders $__________ in full payment of the Exercise Price therefor.

To the extent that less than all of the Warrants are exercised and/or surrendered, please issue a new Warrant Certificate representing the remaining Warrants to the undersigned.

INSTRUCTIONS FOR REGISTRATION OF STOCK

(please type or print in block letters)

Name: ___________________________________________________

Address: _________________________________________________

   _________________________________________________

Social Security/Tax Identification Number: ______________________

Signature: ________________________________________________

Date: ____________________________________________________